Exhibit 99.1

Press Release

Contact:	Robert E. Wheaton
President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Tuesday, November 28, 2006

STAR BUFFET, INC. ACQUIRES
FLORIDA RESTAURANTS

SCOTTSDALE, AZ — November 28, 2006 — Star Buffet, Inc. (NASDAQ: STRZ) today announced completion of the acquisition of five Whistle Junction buffet restaurants.  The acquisition consisted of the purchase of certain operating assets including Whistle Junction’s intellectual property and the assumption of real estate leases for restaurants located in Daytona Beach, Melbourne, Titusville, St. Cloud and Lakeland, Florida.

Commenting on the acquisition, Robert E. Wheaton, Star Buffet’s President and CEO stated, “This acquisition of these five well-run buffet restaurants will complement our company’s already strong presence in the central Florida marketplace.”

Safe Harbor Statement

Statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, and actual results could vary materially from the descriptions contained herein due to many factors, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, the results of financing efforts, implementation of the Company’s acquisition and strategic alliance strategy, the effect of the Company’s accounting policies and other risks detailed in the Company’s Form 10-K for its fiscal year ended January 30, 2006, and other filings with the Securities and Exchange Commission. Copies of all of the Company’s filings with the SEC are available to the public on the SEC’s web site at http://www.sec.gov. The Company undertakes no obligation to update any forward-looking statements.

About Star Buffet

Star Buffet is a multi-concept restaurant operator.  As of November 28, 2006, Star Buffet, through its subsidiaries, operates 14 franchised HomeTown Buffets, six JB’s Family restaurants, five Whistle Junction restaurants, four BuddyFreddys restaurants, four K-BOB’S Steakhouses, two Holiday House Family restaurants, one Western Sizzlin restaurant, one JJ North’s Country Buffet, one Pecos Diamond Steakhouse and one Casa Bonita Mexican theme restaurant.

-end-